Exhibit 25.6

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                         _____________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305(b) (2) ___
                         _____________________________

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                        13-5266470
(Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national                     Identification No.)
bank)

399 Park Avenue, New York, New York                     10043
(Address of principal executive offices)                (Zip code)

                         _____________________________

                           OHIO CASUALTY CORPORATION
              (Exact name of obligor as specified in its charter)

Ohio                                                    31-0783294
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

9450 Seward Road
Fairfield, Ohio                                         45014
(Address of principal executive offices)                (Zip code)

                         _____________________________
                            Senior Debt Securities
                      (Title of the indenture securities)
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Item 1. General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

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            Name                                      Address
-------------------------------------------------------------------------------
Comptroller of the Currency                           Washington, D.C.

Federal Reserve Bank of New York                      New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation                 Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2. Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983.)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577.)

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519.)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988.)

         Exhibit 5 - Not applicable.

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2002 - attached.)

         Exhibit 8 - Not applicable.

         Exhibit 9 - Not applicable.


                                           _____________________________
                                                 SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the The City of New York and State of New York, on the 29th day of April, 2003.


                                           CITIBANK, N.A.


                                           By:  /s/ NANCY FORTE
                                                ----------------------------
                                           Name:   NANCY FORTE
                                           Title:  ASSISTANT VICE PRESIDENT

                                                                     EXHIBIT 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2002, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


ASSETS                                                                          Thousands of dollars

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin ..........................   $ 10,522,000
Interest-bearing balances ...................................................     14,022,000
Held-to-maturity securities .................................................         59,000
Available-for-sale securities ...............................................     75,228,000
Federal funds sold in domestic Offices ......................................        996,000
Federal funds sold and securities purchased under agreements to resell.......      3,710,000
Loans and leases held for sale ..............................................      9,920,000
Loans and lease financing receivables:
           Loans and Leases, net of unearned income .........................    302,651,000
LESS: Allowance for loan and lease losses ...................................      8,186,000
                                                                                 -----------
Loans and leases, net of unearned income, allowance, and reserve ............    294,465,000
Trading assets ..............................................................     45,612,000
Premises and fixed assets (including capitalized leases) ....................      4,078,000
Other real estate owned .....................................................        128,000
Investments in unconsolidated
           subsidiaries and associated companies ............................        711,000
Customers' liability to this bank on acceptances outstanding ................      1,282,000
Intangible assets: Goodwill .................................................      5,459,000
Intangible assets: Other intangible assets ..................................      4,174,000
Other assets ................................................................     28,310,000
                                                                                 -----------
TOTAL ASSETS.................................................................   $498,676,000
                                                                                 ============

LIABILITIES
Deposits: In domestic offices................................................   $108,968,000
Noninterest-bearing .........................................................     19,074,000
Interest-bearing ............................................................     89,894,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs ...............    223,706,000
Noninterest-bearing .........................................................     17,030,000
Interest-bearing ............................................................    206,676,000
Federal funds purchased in domestic Offices .................................     16,763,000
Federal funds purchased and securities sold under agreements to repurchase...     12,945,000
Demand notes issued to the U.S. Treasury ....................................              0
Trading liabilities .........................................................     29,853,000
Other borrowed money (includes mortgage indebtedness and
           obligations under capitalized leases): ...........................     26,211,000
Bank's liability on acceptances executed and outstanding ....................      1,282,000
Subordinated notes and debentures ...........................................     11,500,000
Other liabilities ...........................................................     25,903,000
                                                                                ------------
TOTAL LIABILITIES ...........................................................   $457,131,000
                                                                                ============
Minority interest in consolidated Subsidiaries...............................        236,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus ...............................      1,950,000
Common stock ................................................................        751,000
Surplus .....................................................................     21,606,000
Retained Earnings ...........................................................     17,523,000
Accumulated net gains (losses) on cash flow hedges ..........................   -    521,000
Other equity capital components .............................................              0
                                                                                ------------
TOTAL EQUITY CAPITAL ........................................................   $ 41,309,000
                                                                                ------------
TOTAL LIABILITIES AND EQUITY CAPITAL ........................................   $498,676,000
                                                                                ============


I, Grace B. Vogel, Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

GRACE B. VOGEL
VICE PRESIDENT AND CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS